Exhibit 10.14

FIGURE TECHNOLOGY SOLUTIONS, INC.
SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
August 29, 2025

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5.12	Further Assurances	25
5.13	Termination Upon Change of Control	26
5.14	Conflict	26
5.15	Attorneys’ Fees	26
5.16	Aggregation of Stock	26
5.17	Jury Trial	26
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FIGURE TECHNOLOGY SOLUTIONS, INC.
SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Seventh Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of August 29, 2025, and is between Figure Technology Solutions, Inc., a Nevada corporation (the “Company”) and the persons and entities listed on Exhibit A (each, an “Investor”, and collectively, the “Investors”).
RECITALS
WHEREAS, the Company and certain of the Investors (as defined in the Prior Agreement (as defined below)) (the “Prior Investors”) are parties to that Sixth Amended and Restated Investors’ Rights Agreement, dated as of April 28, 2025 (the “Prior Agreement”).
WHEREAS, the Company, Figure Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Figure Markets Holdings, Inc., a Nevada corporation (“Markets”) are parties to that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Markets, with Markets surviving as a direct, wholly owned subsidiary of the Company (the “Merger”).
WHEREAS, upon the consummation of the Merger, (a) each outstanding share of Markets common stock was converted into the right to receive shares of Common Stock (as defined below), and (b) each outstanding share of Markets preferred stock was converted into the right to receive shares of the Series E Preferred Stock (as defined below), in each case subject to the conditions set forth in the Merger Agreement.
WHEREAS, in connection with the Merger and the other transactions contemplated by the Merger Agreement, the Company and the Prior Investors desire amend and restate the Prior Agreement to reflect that, this Agreement supersedes and replaces the Prior Agreement between the Company and the Investors with respect to the subject of this Agreement and the Prior Agreement.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement in its entirety as set forth herein and otherwise agree as follows:
SECTION 1
DEFINITIONS
1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)    “[***]” shall mean [***], together with any of its affiliates.
(b)    “Articles of Incorporation” shall mean the Company’s amended and restated articles of incorporation filed in the office of the Nevada Secretary of State on or about the date hereof (as may be amended and/or restated from time to time in accordance with their terms).

(c)    “Bad Actor Disqualification” shall mean any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(d)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(e)    “Common Stock” shall mean the common stock, $0.00001 par value per share, of the Company.
(f)    “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.
(g)    “Direct Listing” shall have the meaning set forth in the Articles of Incorporation. For the avoidance of doubt, a Direct Listing shall not be deemed to be or to include an underwritten public offering of the Common Stock registered under the Securities Act and shall not involve any underwriting services. Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.
(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(i)    “Exempted Securities” shall have the meaning set forth in the Articles of Incorporation.
(j)    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(k)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by the Company with the Commission.
(l)    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
(m)    “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.
(n)    “Indemnified Party” shall have the meaning set forth in Section 2.6(c).
(o)    “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).
(p)    “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(q)    “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold a majority of the outstanding Registrable Securities who properly initiate a registration request under this Agreement.
(r)    “Liquidation Event” shall have the meaning set forth in the Articles of Incorporation.
(s)    “Major Investors” shall mean (i) [***], (ii) each Holder who owns at least (x) 1,843,854 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, share dividends, distributions, reverse stock splits and the like) or (y) 793,623 shares of Series E Preferred Stock (as presently constituted and subject to subsequent adjustments for stock splits, share dividends, distributions, reverse stock splits and the like), (iii) [***] so long as it holds, in the aggregate, at least 1,900,649 shares of Series C Preferred Stock and Series C-1 Preferred Stock, collectively, and (iv) [***] so long as it holds, in the aggregate, at least 339,255 shares of Preferred Stock, collectively; provided that solely with respect to the preemptive rights set forth in Section 4, [***]. shall be deemed a Major Investor for so long as it holds at least 1,315,080 shares of Preferred Stock.
(t)    “Merger” means the merger and the other transactions contemplated by the Merger Agreement.
(u)    “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated on or about July 28, 2025, by and among the Company, Merger Sub and Markets.
(v)    “[***]” shall mean [***], together with any of its affiliates.
(w)    “New Securities” shall have the meaning set forth in Section 4.1(a).
(x)    “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(y)    “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock) with respect to which registration rights have been granted.
(z)    “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.
(aa)    “Preferred Stock” shall mean the shares of Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.
(bb)    “Prior Merger” means the merger contemplated by that certain Agreement and Plan of Merger, dated on or about March 18, 2024, by and among Figure Technologies, Inc. and FT Intermediate, Inc., a Delaware corporation.
(cc)    “Public Listing” shall have the meaning set forth in the Articles of Incorporation.

(dd)    “Purchase Agreement” shall mean that certain Series D Preferred Stock Purchase Agreement, dated May 28, 2021, by and among the Company and the persons and entities listed on the Schedule of Investors thereto.
(ee)    “Registrable Securities” shall mean (i) shares of Common Stock held by an Investor; (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (iii) any shares of Common Stock, or any shares of Common Stock issued or issuable upon the conversion or exercise of any warrant, right or other security, acquired by the Holders after the date hereof and (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) through (iii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i) through (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.
(ff)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(gg)    “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (such fees and disbursements of special counsel for the Holders not to exceed $50,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(hh)    “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).
(ii)    “Right of First Refusal and Co-Sale Agreement” shall mean the Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated of even date herewith, among the Company and the individuals and entities listed on Exhibits A and B thereto.
(jj)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(kk)    “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ll)    “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(mm)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(nn)    “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).
(oo)    “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company, par value $0.00001 per share.
(pp)    “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock of the Company, par value $0.00001 per share.
(qq)    “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock of the Company, par value $0.00001 per share.
(rr)    “Series C-1 Preferred Stock” shall mean the shares of Series C-1 Preferred Stock of the Company, par value $0.00001 per share.
(ss)    “Series C-2 Preferred Stock” shall mean the shares of Series C-2 Preferred Stock of the Company, par value $0.00001 per share.
(tt)    “Series D Preferred Stock” shall mean the shares of Series D Preferred Stock of the Company, par value $0.00001 per share.
(uu)    “Series E Preferred Stock” shall mean the shares of Series E Preferred Stock of the Company, par value $0.00001 per share.
(vv)    “Series Seed Preferred Stock” shall mean the shares of Series Seed Preferred Stock of the Company, par value $0.00001 per share.
(ww)    “Shares” shall mean the Company’s Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.
(xx)    “SPAC” shall have the meaning set forth in the Articles of Incorporation.
(yy)    “SPAC Transaction” shall have the meaning set forth in the Articles of Incorporation. For the avoidance of doubt, a SPAC Transaction shall not be deemed to be an underwritten public offering of the Company’s Common Stock registered under the Securities Act and shall not involve any underwriting services. Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a SPAC Transaction.
(zz)    “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2
REGISTRATION RIGHTS
2.1    Requested Registration.
(a)    Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:
(i)    promptly give written notice of the proposed registration to all other Holders; and
(ii)    as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.
(b)    Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:
(i)    Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);
(ii)    If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price, net of underwriters’ discounts and expenses, of less than $10.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) or the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $20,000,000;
(iii)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(iv)    After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v)    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration subject to Section 2.2 below (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
(vi)    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;
(vii)    If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or
(viii)    If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.
(c)    Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.
(d)    Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.
(e)    Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.
Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Company and the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, on an as-converted to Common Stock basis; (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company; and (iii) third, to the Other Selling Stockholders.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.
2.2    Company Registration.
(a)    Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:
(i)    promptly give written notice of the proposed registration to all Holders; and
(ii)    use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.
(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, on an as-converted to Common Stock basis and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, on an as-converted to Common Stock basis.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.
(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
2.3    Registration on Form S-3.
(a)    Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b)    Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:
(i)    In the circumstances described in any of Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);
(ii)    If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; or
(iii)    If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.
(c)    Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.
(d)    Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.
2.4    Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the shares of Common Stock issuable or issued upon conversion of Preferred Stock agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
2.5    Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:
(a)    Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;
(b)    To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;
(c)    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(d)    Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;
(e)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(f)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;
(g)    If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(h)    If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;
(i)    Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(j)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(k)    Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
(l)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and
(m)    In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
2.6    Indemnification.
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements, whether commenced or threatened, in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld).
(b)    To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the written consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c)    Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d)    If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. In no event shall a Holder’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.6(d), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.7    Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8    Restrictions on Transfer.
(a)    The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for Permitted Transfers (as defined below) in accordance with this Section 2.8, and:
(i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or
(ii)    The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, (ii) evidence reasonably satisfactory to the Company that such disposition will not require registration of such Restricted Securities under the Securities Act or (iii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company
(b)    Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of such Holder, if such Holder is a corporation, (y) any of such Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of such Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder; or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a reasonable description of the manner and circumstances of the proposed disposition (each, a “Permitted Transfer”).
(c)    Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR

HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.
(d)    The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.
Each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person other than the Company unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, managers, executive officers, other officers that may serve as a director, manager or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.
2.9    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a)    Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;
(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and
(c)    So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
2.10    Market Stand-Off Agreement. Each Holder shall not, without the prior written consent of the Company (in connection with a Direct Listing), the SPAC (in connection with a SPAC Transaction) or the Company and the managing underwriter (in connection with an Initial Public Offering), sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder immediately prior to the Initial Public Offering (other than those included in the registration) (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital) during the period commencing on the date of (i) the effective date of a registration statement of the Company’s Initial Public Offering or Direct Listing filed under the Securities Act or (ii) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for an Initial Public Offering), the Company (for a Direct Listing) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed 180 days), provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (on an as-converted to Common Stock basis) are bound by and have entered into similar agreements; provided, however, that the transfer restrictions shall not be applicable to the transfer of any shares to an affiliate of the Holder, provided that the affiliate agrees to be bound in writing by the restrictions set forth herein. The obligations described in this Section 2.10 shall not apply to (a) a Direct Listing that involves no registration of primary shares for issuance and sale by the Company, (b) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or (c) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with the Company or said underwriters (in connection with an Initial Public Offering), the Company (in connection with a Direct Listing), and the Company or the SPAC (in connection with a SPAC Transaction) consistent with the provisions of this Section 2.10 or that are necessary to give further effect thereto.
2.11    Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.12    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only (a) to any transferee as a Permitted Transfer except a Permitted Transfer set forth in Section 2.8(b), or (b) to a transferee or assignee of (i) not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) or (ii) all of the shares of Registrable Securities converted in the Prior Merger from shares of Preferred Stock purchased by the transferring Holder pursuant to the Purchase Agreement (as presently constituted and subject to subsequent adjustments for stock splits, recapitalizations, stock dividends, reverse stock splits, and the like); provided that (i) no such restriction shall apply to any transfer or assignment by any Holder to (A) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (B) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (C) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder, (ii) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (iii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iv) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.
2.13    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the shares of Common Stock issuable or issued upon conversion of Preferred Stock (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.
2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after a Public Listing, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, (ii) three (3) years after the consummation of a Public Listing other than a Direct Listing, or (iii) three (3) years after the commencement of trading of a Direct Listing.
SECTION 3
COVENANTS OF THE COMPANY
The Company hereby covenants and agrees, as follows:
3.1    Basic Financial Information and Inspection Rights.
(a)    Basic Financial Information. The Company will furnish the following reports to each Major Investor:
(i)    as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such fiscal year, (ii) statements of income and of cash flows for such fiscal year, and (iii) a statement of stockholders’ equity as of the end of such fiscal year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;
(ii)    as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(iii)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(a) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; or (iii) to any Major Investor that is engaged in a business competing with the Company, if in the reasonable judgment of the Company, such information is of competitive value, provided that this sentence shall not apply in respect of a Major Investor that is a venture capital fund solely to the extent that such Major Investor has an investment in a portfolio company which may be deemed to be, a competitor of the Company.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
Notwithstanding anything else in this Section 3.1(a) to the contrary, the Company may cease providing the information set forth in this Section 3.1(a) during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of submission of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1(a) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
(b)    Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, or with any Major Investor that is engaged in a business competing with the Company, if in the sole discretion of the Company, such information is of competitive value, provided that this sentence shall not apply in respect of a Major Investor that is a venture capital fund solely to the extent that such Major Investor has an investment in, or has a representative serving on the board of directors of, a portfolio company which may be deemed to be, a competitor of the Company.
3.2    Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor, provided that this sentence shall not apply in respect of a Major Investor that is a venture capital fund solely to the extent that such Major Investor has an investment in, or has a representative serving on the board of directors of, a portfolio company which may be deemed to be, a competitor of the Company. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement or in the case of venture capital Investors, in the normal course of reporting to its limited partners, general partners, members, management companies, or any employee or representative of any of the foregoing, provided that such limited partners are subject to similar requirements of confidentiality or have been advised of the confidentiality of such information, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority. Furthermore, nothing contained herein shall prevent any Holder or any of the permitted disclosees in this Section 3.2 (the “Permitted Disclosees”) from (x) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.2, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (y) making any disclosures required by law, rule, regulation or court or other governmental order, provided, however, that the disclosing Holder shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.
3.3    Vesting. Following the date hereof and unless otherwise approved by the board of directors of the Company, including a majority of the Preferred Directors (as defined in the Articles of Incorporation), all future directors, employees and consultants of the Company (any of the foregoing, a “Service Provider”) who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock in connection with their initial grant of equity in the Company shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal installments over the next 36 months, provided further that the vesting commencement date shall not precede the Service Provider’s first date of service to the Company. From and after the date hereof, unless otherwise approved by the board of directors of the Company, including at least one of the Preferred Directors, the Company shall not enter into agreements providing for the acceleration of vesting of equity granted to employees.
3.4    Confidential Information and Invention Assignment. The Company will cause each employee and consultant hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant, independent contractor or service provider) with access to confidential information and/or trade secrets to enter into a proprietary information and invention assignment agreement or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.
3.5    Director and Officer Liability Insurance. The Company will maintain director and officer’s insurance coverage in amounts satisfactory to the board of directors, including the Preferred Directors.
3.6    Anti-Terrorism; OFAC.
(a)    The Company represents that none of its subsidiaries or, the knowledge of the Company, any of its or their respective directors, officers, managers, employees, independent contractors,

representatives or agents – (i) are a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) have engaged in any dealings or transactions prohibited by Section 2 of such executive order, or to the knowledge of the Company, otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise is a Person on the list of Specially Designated Nationals and Blocked Persons in violation of the limitations or prohibitions under any other regulation administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or U.S. executive order.
(b)    The Company represents that it and none of its subsidiaries or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents will use the funds obtained by the Company under the Purchase Agreement for business activities relating to Cuba, Iran, North Korea, Syria and the region of Crimea and/or any other country or region that is the subject to economic and/or trade sanctions as notified in writing by an Investor from time to time (“Restricted Countries”) to extent that such action would be in violation of the trade and economic sanctions regulations administered by OFAC. The Company also represents that it and its subsidiaries will not use the funds obtained by the Company under the Purchase Agreement for business activities that are subject to sanctions or embargoes that are applicable to the Company’s business and if the use of the funds would be in violation of applicable sanctions or embargoes. The sanctions or embargoes that may be applicable may include those administered by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, OFAC, Her Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority, and the Monetary Authority of Singapore. The sanctions include, in particular, business activities involving or providing benefits to persons, entities or other parties that are (i) governments of Restricted Countries, (ii) located, domiciled, resident or incorporated in a Restricted Country, or (iii) subject to applicable sanctions or named on any sanctions lists administered by one of the aforementioned bodies, if applicable. The Company shall cooperate and cause its subsidiaries and affiliates to cooperate with an Investor in connection with an Investor’s compliance with the Patriot Act, including providing such documentation as such Investor may reasonably request in connection therewith.
3.7    Termination of Covenants. Except with respect to the covenants in Section 3.2, the covenants set forth in this Section 3 shall terminate and be of no further force and effect (i) immediately before the consummation of a Public Listing other than a Direct Listing, (ii) upon the effectiveness of the registration statement in connection with a Direct Listing, (iii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iv) upon the closing of a Liquidation Event, whichever event occurs first.
3.8     Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Major Investors are venture capital funds, private equity funds, or other similar professional investment organizations (each such Major Investor, together with their respective Affiliates, a “Professional Investment Organization”) and as such they review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict a Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, no Professional Investment Organization shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Professional Investment Organization in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investment Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 3.4 or otherwise in this Agreement or relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with such person’s fiduciary duties to the Company.
SECTION 4
PREEMPTIVE RIGHTS
4.1    Preemptive Rights. The Company hereby grants to each Major Investor, a preemptive right to purchase its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Major Investor’s pro rata share, for purposes of this preemptive right, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion of all outstanding convertible securities, rights, options and warrants held by said Major Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants). Each Major Investor shall have a right of over-allotment such that if any Major Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Major Investors may purchase the non-purchasing Major Investor’s portion on a pro rata basis.
(a)    “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include (i) the Exempted Securities set forth in Article V, Section 4(d)(i) of the Articles of Incorporation or (ii) the issuance of shares of Series E Preferred Stock pursuant to the Merger Agreement.
(b)    In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Major Investor’s pro rata share of such New Securities and to indicate whether such Major Investor desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.
(c)    In the event the Major Investors fail to exercise fully the preemptive rights and over-allotment rights, if any within said ten (10) day period (the “Election Period”), the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Investors’ right of first refusal option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors delivered pursuant to Section 4.1(b). In the event the Company has not sold within such sixty (60) day period following the Election Period, or such sixty (60) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 4.
(d)    The preemptive rights granted under this Agreement shall not be applicable to, and shall expire (i) immediately before the consummation of a Public Listing other than a Direct Listing, (ii) upon the effectiveness of the registration statement in connection with a Direct Listing, or (iii) upon the closing of a Liquidation Event, whichever event occurs first.
SECTION 5
MISCELLANEOUS
5.1    Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the shares of Common Stock issuable or issued upon conversion of Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that this Agreement may be amended (including for the purpose of adding additional parties hereto) so long as the rights of the Holders are not adversely impacted pursuant to such amendment; provided further, however, that Section 3.1 and Section 4 herein may be waived by Holders of a majority of the shares of Common Stock issuable or issued upon conversion of Preferred Stock held by the Major Investors; provided further, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the shares of Common Stock issuable or issued upon conversion of Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.
5.2    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:
(a)    if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with the provisions hereof;

(b)    if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or
(c)    if to the Company, to the attention of the Chief Executive Officer of the Company at Figure Technology Solutions, Inc., 650 California Street, Suite 2700, San Francisco, California 94108, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention: Marc Jaffe and Ian Schuman, Email: Marc.Jaffe@lw.com; Ian.Schuman@lw.com.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.
Subject to the Nevada Revised Statutes (as amended from time to time, “NRS”) 75.150, each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the NRS, the Articles of Incorporation or the Bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in NRS 78.050) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in NRS 75.150.
5.3    Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without regard to principles of conflicts of law that would result in the application of any law other than the law of the State of Nevada.
5.4    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.5    Entire Agreement. This Agreement, the Merger Agreement, the Articles of Incorporation, the Bylaws and the exhibits hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.
5.6    Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
5.7    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
5.8    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
5.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
5.10    Telecopy Execution and Delivery. A facsimile, telecopy, electronic or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy, electronic or other reproduction hereof.
5.11    Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the State of Nevada (or in the event of exclusive federal jurisdiction, the courts of the District of Nevada).
5.12    Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13    Termination Upon Change of Control. Notwithstanding anything to the contrary herein, Section 3 and Section 4 of this Agreement (excluding any then-existing obligations) shall terminate upon a Liquidation Event.
5.14    Conflict. In the event of any conflict between the terms of this Agreement and the Articles of Incorporation or the Bylaws, the terms of the Articles of Incorporation or the Bylaws, as the case may be, will control.
5.15    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, all fees, costs and expenses of appeals.
5.16    Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
5.17    Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to Nevada Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the Eighth Judicial District Court of Clark County, Nevada. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.
(signature page follows)

The parties are signing this Seventh Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

COMPANY:

FIGURE TECHNOLOGY SOLUTIONS, INC.,
a Nevada corporation

By:
Name:	Michael Tannenbaum
Title:	Chief Executive Officer

The parties are signing this Seventh Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

[***]

INVESTORS
[***]

SCHEDULE 1
NOTICE AND WAIVER/ELECTION OF
RIGHT OF FIRST REFUSAL
I do hereby waive or exercise, as indicated below, my rights of first refusal under the Seventh Amended and Restated Investors’ Rights Agreement dated as of August 29, 2025 (the “Agreement”):
1.    Waiver of 10 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 10‑day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.
2.    Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )
ELECT TO PARTICIPATE in $___________ (please provide amount) in New Securities proposed to be issued by Figure Technology Solutions, Inc., a Nevada corporation, representing LESS than my pro rata portion of the aggregate of $[________] in New Securities being offered in the financing.

( )
ELECT TO PARTICIPATE in $___________ in New Securities proposed to be issued by Figure Technology Solutions, Inc., a Nevada corporation, representing my FULL pro rata portion of the aggregate of $[________] in New Securities being offered in the financing.

( )
ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[________] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $___________ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Major Investors do not exercise their full rights of first refusal with respect to the $[________] in New Securities being offered in the financing.

Date: ____________________

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)
This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.